UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE

 SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2009

Ibis Technology Corporation

 (Exact name of Registrant as Specified in its Charter)

Massachusetts	000-26824	04-2987600
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

32 Cherry Hill Drive

Danvers, Massachusetts 01923

 (Address of Principal Executive Offices)

(978) 777-4247

 (Registrant’s telephone number, including area code)

 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed on a Current Report on Form 8-K filed on February 17, 2009, on February 13, 2009, Ibis Technology Corporation (the “Company”) filed Articles of Voluntary Dissolution (the “Articles”) with the Commonwealth of Massachusetts.  In connection with the filing of the Articles, the Company’s Board of Directors (the “Board”) accepted the resignations of all of the Company’s executive officers, effective as of February 17, 2009.  On the same day, the Company’s Board elected Craig R. Jalbert, age 47, as the Company’s President, Chief Administrative Officer, Secretary and Treasurer.  The Board also elected Mr. Jalbert and William J. Schmidt to the seats on the Board.

Mr. Jalbert is a principal at Verdolino & Lowey, P.C. (“V&L”), an accounting firm that specializes in working with companies liquidating and winding up their operations.  Mr. Jalbert joined V&L in 1987 and has been involved in over 2,000 bankruptcy cases, including 200 chapter 11 cases, since 1990.  Prior to joining V&L, Mr. Jalbert worked as a Senior Auditor, Commercial Audit Division at Arthur Anderson & Co.  Mr. Jalbert currently serves on the board of directors of RNI Winddown Corporation, f/k/a Riverstone Networks, Inc. and MZT Holdings, Inc., f/k/a Matritech, Inc., both Delaware corporations.

In connection with Mr. Jalbert’s appointment, the Company entered into an engagement letter with V&L, pursuant to which the Company engaged V&L to assist it with the liquidation and dissolution of the Company, and to perform services necessary or convenient in connection with the liquidation and dissolution.  The liquidation and dissolution services are expected to include payment of the Company’s obligations, sales of any remaining assets, distribution of all remaining funds to common stockholders, accounting services and records retention.  V&L and Mr. Jalbert will report to the Board.  The Company also entered into an indemnification agreement with V&L, pursuant to which the Company agreed to provide Mr. Jalbert with the full benefits of provisions of the Company’s Articles of Organization which indemnify him for his actions as a director of the Company and to indemnify V&L for losses, claims, damages and liabilities resulting from claims and proceedings that are related to the performance of services under the engagement letter.  The Company will pay V&L for the services it will provide, but will not pay Mr. Jalbert any additional direct compensation or benefits for his service as a director and officer of the Company.

Copies of the engagement letter and indemnification agreement are attached hereto as Exhibits 10.1 and 10.2, respectively, and are hereby incorporated by reference.  The description of the foregoing documents contained in this Current Report on Form 8-K are qualified in their entirety by reference to such documents.

Prior to his resignation as an executive officer of the Company, Mr. Schmidt was the Chief Financial Officer, Treasurer and Secretary at the Company.  Mr. Schmidt will be paid $15,000 for his first year of service on the Company’s Board, and will be paid $5,000 per year for each subsequent year he serves on the Board.

After appointing Mr. Jalbert and Mr. Schmidt to the Board, each of the other directors on the Company’s Board resigned.  None of the resignations were based on any dispute with the Company.  Upon their resignation, each of the former directors entered into an indemnification agreement substantially the form as Exhibit 10.2.

After the resignations were accepted, Mr. Jalbert and Mr. Schmidt appointed Keith Lowey to the vacant seat on the Board.  Mr. Lowey is also a principal at V&L.  Mr. Lowey joined V&L in 1990 and has been involved in over 2,000 bankruptcy cases, including 200 Chapter 11 cases, since 1990.  Prior to joining V&L, Mr. Lowey worked as a Controller and Chief Financial Officer for Stadium Management Corporation and as a Senior Auditor at Arthur Anderson & Co.  The Company will pay Mr. Lowey $5,000 per year for his service as a director of the Company.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

10.1	Engagement Letter dated February 17, 2009 by and between Ibis Technology Corporation and Verdolino & Lowey, P.C.

10.2	Indemnification Agreement dated February 17, 2009 by and between Ibis Technology Corporation and Verdolino & Lowey, P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2009	IBIS TECHNOLOGY CORPORATION
	By:	/s/ Craig R. Jalbert
	Name:	Craig R. Jalbert
	Title:	President and Chief Administrative Officer